Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports 2013 Third Quarter Results

– Company returns to profitability with product diversification strategy –

Q3 2013 Results

•	AMD revenue $1.46 billion, increased 26 percent sequentially and 15 percent year-over-year

•	Gross margin 36 percent

•	Operating income of $95 million and non-GAAP(1) operating income of $78 million

•	Net income of $48 million, earnings per share of $0.06 and non-GAAP(1) net income of $31 million, earnings per share of $0.04

SUNNYVALE, Calif. – Oct. 17, 2013 – AMD (NYSE:AMD) today announced revenue for the third quarter of 2013 of $1.46 billion, operating income of $95 million and net income of $48 million, or $0.06 per share. The company reported non-GAAP operating income of $78 million and non-GAAP net income of $31 million, or $0.04 per share.

“AMD returned to profitability and generated free cash flow in the third quarter as we continued to successfully execute the strategic transformation plan we outlined a year ago,” said Rory Read, AMD president and CEO. “We achieved 26 percent sequential revenue growth driven by our semi-custom business and remain committed to generating approximately 50 percent of revenue from high-growth markets over the next two years. Developing industry-leading technology remains at our core, and we are in the middle of a multi-year journey to redefine AMD as a leader across a more diverse set of growth markets.”

GAAP Financial Results

	Q3-13	Q2-13	Q3-12
Revenue	$1.46B	$1.16B	$1.27B
Operating income (loss)	$95M	$(29)M	$(131)M
Net income (loss) / Earnings (loss) per share	$48M/$0.06	$(74)M/$(0.10)	$(157)M/$(0.21)

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Non-GAAP Financial Results (1)

	Q3-13	Q2-13	Q3-12
Revenue	$1.46B	$1.16B	$1.27B
Operating income (loss)	$78M	$(20)M	$(124)M
Net income (loss) / Earnings (loss) per share	$31M/$0.04	$(65)M/$(0.09)	$(150)M/$(0.20)

Quarterly Financial Summary

•	Gross margin was 36 percent in Q3 2013.

¡

Gross margin decreased sequentially. Q3 2013 gross margin included a $19 million benefit, approximately 1 percentage point, from the sale of inventory that had been previously reserved in Q3 2012 as compared to a similar $11 million benefit, approximately 1 percentage point, in Q2 2013.

•

Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.2 billion at the end of the quarter, slightly above our targeted optimal level of $1.1 billion.

•

Computing Solutions segment revenue decreased 6 percent sequentially and decreased 15 percent year-over-year. The sequential and year-over-year declines were due to decreased notebook and chipset unit shipments, partially offset by an increase in desktop unit shipments.

¡

Operating income was $22 million, compared with operating income of $2 million in Q2 2013 and an operating loss of $114 million in Q3 2012. The Q3 2012 operating loss included an inventory write-down of approximately $100 million primarily consisting of first generation A-Series accelerated processing units (APUs).

¡	Microprocessor Average Selling Price (ASP) was flat sequentially and decreased year-over-year.

•	Graphics and Visual Solutions (GVS) is comprised of graphics processing units (GPUs), including professional graphics, as well as semi-custom products and development and game console royalties.

¡

GVS segment revenue increased 110 percent sequentially and increased 96 percent year-over-year driven largely by our semi-custom business. GPU revenue declined sequentially and year-over-year. In the third quarter customers began transitioning to our new products late in the quarter.

¡	Operating income was $79 million compared with breakeven in Q2 2013 and $18 million in Q3 2012.

¡	GPU ASP decreased sequentially and year-over-year.

Recent Highlights

•

AMD announced the AMD Radeon™ R7 and R9 Series graphics cards. Based on the award-winning Graphics Core Next (GCN) architecture, the AMD Radeon R7 Series graphics cards support AMD’s “Mantle” technology which enables game developers to more easily harness the full capabilities of the GCN cores across both PCs and consoles[2] to offer an unmatched level of hardware optimization, revolutionary performance and image quality. AMD’s newest graphics chips also include AMD TrueAudio Technology[3], the world’s first fully programmable audio pipeline on a graphics card.

•	Verizon announced that its high-performance public cloud with best-in-class reliability is powered by AMD’s SeaMicro SM15000™ servers.

•

As a part of driving the company’s growth in embedded markets, AMD extended its embedded System-on-a-Chip (SoC) product portfolio with the launch of a new low-power AMD Embedded G-Series SOC for fanless designs at approximately 3-watts average power. AMD also

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detailed its plans to become the first and only company to offer both 64-bit ARM and x86 embedded solutions starting in 2014.

•

Toshiba and HP announced new 2-in-1 PCs based on the 2013 AMD Elite Mobility APU. These innovative designs offer the full Windows 8 touch PC experience in a notebook that performs equally well as a tablet when desired.

•	HP announced the new thin and light HP ZBook 14 mobile workstations that rely on AMD FirePro™ professional graphics.

•

AMD selected SAPPHIRE Technology to be the exclusive global distribution partner for AMD FirePro professional graphics, driving stronger support for AMD FirePro professional graphics by delivering new distribution resources to AMD’s channel ecosystem companies worldwide.

•

AMD and Mixamo introduced the world’s first real-time facial capture technology for the Unity game development platform, enabling developers to capture their facial expressions through standard webcams and transfer them in real time onto a 3D character.

•

AMD announced senior leaders from ARM, DICE/Electronic Arts, Imagination Technologies, Mediatek USA, Oracle, Sony and Unity Technologies will keynote APU13, the company’s third annual developer conference.

•	Adobe announced further enhancements to its Adobe® Creative Cloud™ suite to accelerate the performance and improve the quality of its applications when running on AMD APUs and discrete GPUs.

•	AMD was recognized for its excellence in corporate responsibility, making the Dow Jones Sustainability Index for the ninth consecutive year.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the fourth quarter of 2013, AMD expects revenue to increase 5 percent, plus or minus 3 percent, sequentially.

For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:30 p.m. PT (5:30 p.m. ET) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) 1

(Millions)	Q3-13	Q2-13	Q3-12
GAAP operating income (loss)	$95	$(29)	$(131)
Amortization of acquired intangible assets	5	4	4
Restructuring and other special charges (gains), net	(22)	5	3
Non-GAAP operating income (loss)	$78	$(20)	$(124)

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Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(Millions except per share amounts)	Q3-13		Q2-13		Q3-12
GAAP net income (loss) / Earnings (loss) per share	$48	$0.06	$(74)	$(0.10)	$(157)	$(0.21)
Amortization of acquired intangible assets	5	0.01	4	0.01	4	0.01
Restructuring and other special charges (gains), net	(22)	(0.03)	5	0.01	3	—
Non-GAAP net income (loss) / Earnings (loss) per share	$31	$0.04	$(65)	$(0.09)	$(150)	$(0.20)

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This document contains forward-looking statements concerning AMD, its fourth quarter of 2013 revenue, AMD’s ability to generate approximately 50 percent of its business from high-growth markets over the next two years and AMD’s ability to diversify its product portfolio; which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes, “expects,” “may,” “will,” “should,” “seeks,” “intends,” “pro forma,” “estimates,” “anticipates,” “plans,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corp.‘s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the Company’s plans, that the Company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that customers stop buying the Company’s products or materially reduce their operations or demand for the Company’s products; that the Company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the Company’s third party foundry suppliers will be unable to transition the Company’s products to advanced manufacturing process technologies in a timely and effective way or to manufacture the Company’s products on a timely basis in sufficient quantities and using competitive process technologies; that the Company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will not fully utilize its projected manufacturing capacity needs at GLOBALFOUNDRIES (GF) microprocessor manufacturing facilities; that the Company’s requirements for wafers will be less than the fixed number of wafers that it agreed to purchase from GF or GF encounters problems that significantly reduce the number of functional die it receives from each wafer; that the Company is unable to successfully implement its long-term business strategy; that the Company inaccurately estimates the quantity or type of products that its customers will want in the future or will ultimately end up purchasing, resulting in excess or obsolete inventory; that the Company is unable to manage the risks related to the use of its third-party distributors and add-in-board (AIB) partners or offer the appropriate incentives to focus them on the sale of the Company’s products; that the Company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in market growth and demand for the Company’s products and technologies in light of the product mix that it may have available at any particular time; that global business and economic conditions, including PC market conditions, will not improve or will worsen; that demand for computers

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will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the Company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 29, 2013.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

(1)

In this press release, in addition to GAAP financial results, the company has provided non-GAAP financial measures including non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The company also provided Adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

(2)	Application support for Mantle is required.
(3)

AMD TrueAudio technology is offered with select AMD Radeon™ R9 and R7 200 Series GPUs and is designed to improve acoustic realism. Requires enabled game or application. Not all audio equipment supports all audio effects; additional audio equipment may be required for some audio effects. Not all products feature all technologies — check with your component or system manufacturer for specific capabilities.

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2013	2013	2012	2013	2012
Net revenue	$1,461	$1,161	$1,269	$3,710	$4,267
Cost of sales	940	702	877	2,285	3,210

Gross margin	521	459	392	1,425	1,057
Gross margin %	36%	40%	31%	38%	25%
Research and development	288	308	328	908	1,041
Marketing, general and administrative	155	171	188	505	630
Amortization of acquired intangible assets	5	4	4	14	9
Restructuring and other special charges (gains), net	(22)	5	3	30	11

Operating income (loss)	95	(29)	(131)	(32)	(634)
Interest income	1	2	2	4	6
Interest expense	(47)	(42)	(44)	(133)	(130)
Other income (expense), net	2	(2)	16	(3)	10

Income (loss) before income taxes	51	(71)	(157)	(164)	(748)
Provision (benefit) for income taxes	3	3	—	8	(38)

Net income (loss)	$48	$(74)	$(157)	$(172)	$(710)
Net income (loss) per share
Basic	$0.06	$(0.10)	$(0.21)	$(0.23)	$(0.96)
Diluted	$0.06	$(0.10)	$(0.21)	$(0.23)	$(0.96)

Shares used in per share calculation
Basic	757	752	745	753	739
Diluted	764	752	745	753	739

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Millions)

	Quarter Ended			Nine Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2013	2013	2012	2013	2012
Total comprehensive income (loss)	$52	$(76)	$(154)	$(171)	$(706)

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Sep. 28, 2013	Jun. 29, 2013	Dec. 29, 2012
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,060	$968	$1,002
Accounts receivable, net	873	670	630
Inventories, net	922	711	562
Prepaid expenses and other current assets	84	109	71

Total current assets	2,939	2,458	2,265
Long-term marketable securities	121	149	181
Property, plant and equipment, net	358	402	658
Acquisition related intangible assets, net	82	87	96
Goodwill	553	553	553
Other assets	264	248	247

Total Assets	$4,317	$3,897	$4,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$574	$402	$278
Payable to GLOBALFOUNDRIES	495	414	454
Accrued liabilities	528	475	489
Deferred income on shipments to distributors	139	129	108
Current portion of long-term debt and capital lease obligations	5	5	5
Other current liabilities	21	26	63

Total current liabilities	1,762	1,451	1,397
Long-term debt and capital lease obligations, less current portion	2,044	2,042	2,037
Other long-term liabilities	77	45	28
Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,872	6,848	6,803
Treasury stock, at cost	(111)	(110)	(109)
Accumulated deficit	(6,332)	(6,380)	(6,160)
Accumulated other comprehensive loss	(2)	(6)	(3)

Total stockholders’ equity	434	359	538

Total Liabilities and Stockholders’ Equity	$4,317	$3,897	$4,000

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Nine Months Ended
	Sep. 28, 2013	Sep. 28, 2013
Cash flows from operating activities:
Net income (loss)	$48	$(172)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	57	182
Net (gain) loss on disposal of property, plant and equipment	(17)	30
Benefit for deferred income taxes	(1)	—
Employee stock-based compensation expense	23	67
Non-cash interest expense	6	18
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	(203)	(242)
Inventories	(211)	(360)
Prepaid expenses and other current assets	24	(18)
Other assets	(34)	(67)
Payable to GLOBALFOUNDRIES	81	41
Accounts payable, accrued liabilities and other	248	351

Net cash provided by (used in) operating activities	$21	$(169)

Cash flows from investing activities:
Purchases of property, plant and equipment	(15)	(63)
Proceeds from sale of property, plant and equipment	57	238
Purchases of available-for-sale securities	(232)	(985)
Proceeds from sale and maturity of available-for-sale securities	376	969

Net cash provided by investing activities	$186	$159

Cash flows from financing activities:
Net proceeds from foreign grants and allowances	4	6
Proceeds from issuance of common stock	1	3
Repayments of debt and capital lease obligations	(2)	(4)
Other	(1)	(1)

Net cash provided by financing activities	$2	$4

Net increase (decrease) in cash and cash equivalents	209	(6)

Cash and cash equivalents at beginning of period	$334	$549

Cash and cash equivalents at end of period	$543	$543

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Nine Months Ended
Segment and Category Information	Sep. 28, 2013	Jun. 29, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012
Computing Solutions (1)
Net revenue	$790	$841	$927	$2,382	$3,176
Operating income (loss)	$22	$2	$(114)	$(15)	$92
Graphics and Visual Solutions (2)
Net revenue	671	320	342	1,328	1,091
Operating income	79	—	18	95	83
All Other (3)
Operating loss	(6)	(31)	(35)	(112)	(809)
Total
Net revenue	$1,461	$1,161	$1,269	$3,710	$4,267
Operating income (loss)	$95	$(29)	$(131)	$(32)	$(634)

Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$52	$54	$62	$168	$185
Capital additions	$15	$28	$32	$63	$111
Adjusted EBITDA (4)	$153	$54	$(35)	$247	$359
Cash, cash equivalents and marketable securities, including long-term marketable securities	$1,181	$1,117	$1,480	$1,181	$1,480
Non-GAAP free cash flow (5)	$6	$(63)	$(272)	$(232)	$(163)
Total assets	$4,317	$3,897	$4,612	$4,317	$4,612
Long-term debt and capital lease obligations, including current portion	$2,049	$2,047	$2,040	$2,049	$2,040
Headcount	10,330	9,928	11,813	10,330	11,813

See footnotes on the next page

(1)	Computing Solutions segment includes x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit (APU), chipsets, embedded processors and dense servers.

(2)	Graphics and Visual Solutions segment includes graphics processing units (GPU), including professional graphics, semi-custom products and technology for game consoles.

(3)	All Other category includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets, employee stock-based compensation expense, net restructuring and other special charges and a charge related to the limited waiver of exclusivity from GLOBALFOUNDRIES (“GF”).

(4)	Reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Nine Months Ended
	Sep. 28, 2013	Jun. 29, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012
GAAP operating income (loss)	$95	$(29)	$(131)	$(32)	(634)
Limited waiver of exclusivity from GF	—	—	—	—	703
Legal settlement	—	—	—	—	5
Depreciation and amortization	52	54	62	168	185
Employee stock-based compensation expense	23	20	27	67	74
Amortization of acquired intangible assets	5	4	4	14	9
Restructuring and other special charges (gains), net	(22)	5	3	30	11
SeaMicro acquisition costs	—	—	—	—	6

Adjusted EBITDA	$153	$54	$(35)	$247	$359

(5)	Non-GAAP free cash flow reconciliation**

	Quarter Ended			Nine Months Ended
	Sep. 28, 2013	Jun. 29, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012
GAAP net cash provided by (used in) operating activities	$21	$(35)	$(240)	$(169)	$(52)
Purchases of property, plant and equipment	(15)	(28)	(32)	(63)	(111)

Non-GAAP free cash flow	$6	$(63)	$(272)	$(232)	$(163)

*	The Company presents Adjusted EBITDA as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable period: for all periods presented, the Company also included an adjustment for net restructuring and other special charges (gains); and for nine months ended September 29, 2012, the Company also included adjustments for the limited waiver of exclusivity from GLOBALFOUNDRIES, legal settlement with a third party and costs related to the acquisition of SeaMicro, Inc. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**	The Company also presents non-GAAP free cash flow in the earnings release as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.